Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Genius Brands International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee previously paid with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

October 21, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 annual meeting of stockholders (the “Annual Meeting of Stockholders”), of Genius Brands International, Inc., a Nevada corporation (the “Company”), to be held at 10:00 a.m., Pacific Standard Time, on December 12, 2022 at 190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210.

Details regarding the annual meeting, the business to be conducted at the annual meeting, and information about the Company that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, nine (9) persons will be elected to our board of directors (the “Board”). In addition, we will ask stockholders to ratify the selection of Baker Tilly US, LLP as the Company’s independent auditors for our fiscal year ending December 31, 2022.

The Board recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about October 21, 2022, we began sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders and our 2021 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either during the annual meeting or by proxy. You may vote over the Internet or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of the Company. We look forward to seeing you at the annual meeting.

Sincerely,

/s/ Andy Heyward
Andy Heyward
Chief Executive Officer and
Chairman of the Board of Directors

October 21, 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m., Pacific Standard Time

DATE:	Monday, December 12, 2022

PLACE:	Offices of Genius Brands International, Inc., at 190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210.

PURPOSES:

1.	To elect nine (9) directors to serve one-year terms expiring in 2023;

2.	To ratify the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2022; and

3.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Genius Brands International Inc.’s common stock at 5:00 p.m. Pacific Standard Time on October 14, 2022 (the “Record Date”). A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 190 N. Canon Drive, 4th Floor, Beverly Hills, California 90210.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Jaffa
Michael Jaffa
Corporate Secretary

i

Genius Brands International, Inc.

190 N. Canon Drive, 4th Floor

Beverly Hills, CA 90210

PROXY STATEMENT FOR GENIUS BRANDS INTERNATIONAL, INC.

2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2022

This proxy statement, along with the accompanying Notice of the Annual Meeting of Stockholders, contains information about the Annual Meeting of Stockholders of Genius Brands International, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m. Pacific Standard Time, on Monday, December 12, 2022 at our corporate offices located at 190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210.

In this proxy statement, we refer to Genius Brands International, Inc. as “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders.

On or about October 21, 2022, we intend to begin sending the Important Notice Regarding the Availability of Proxy Materials, containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders and our 2021 annual report to stockholders.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2021 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2021.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 12, 2022

This proxy statement, the Notice of 2022 annual meeting of stockholders, our form of proxy card and our 2021 annual report to stockholders are available for viewing, printing and downloading at ir.gnusbrands.com. To view these materials please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2021 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.gnusbrands.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:

GENIUS BRANDS INTERNATIONAL, INC.

190 N. Canon Drive, 4th Floor

Beverly Hills, California 90210.

Exhibits will be provided upon written request and payment of an appropriate processing fee.

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IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2022 annual meeting of stockholders to be held at 190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210 on December 12, 2022, at 10:00 a.m. Pacific Standard Time and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of 2021 annual meeting of stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2022 annual meeting of stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 because you owned shares of Genius Brands International, Inc.’s common stock, par value $0.001 per share (the “Common Stock”) on the Record Date. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, proxy materials to stockholders on or about October 21, 2022.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who May Vote?

Only stockholders of record who owned Common Stock at 5:00 P.M, PDT on October 14, 2022, will be entitled to vote at the annual meeting. On this record date, there were 316,729,883 shares of Common Stock outstanding and entitled to vote. Our Common Stock is our only class of voting stock.

If on October 14, 2022, your shares of Common Stock were registered directly in your name with our transfer agent, VStock Transfer LLC, then you are a stockholder of record.

If on October 14, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

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How Many Votes Do I Have?

Each share of our Common Stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, VStock Transfer LLC, or you have stock certificates registered in your name, you may vote:

•	By Internet. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on December 11, 2022. Telephone and Internet voting facilities for beneficial holders will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on December 11, 2022.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares during the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and

•	“FOR” the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

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May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet as instructed above;

•	by notifying Genius Brands International, Inc.’s Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•	by attending the annual meeting in person and voting in person. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on certain of the proposals set forth in this proxy statement without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Baker Tilly US, LLP as our independent registered public accounting firm for 2022, our Audit Committee of our Board of Directors will reconsider its selection.

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Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our inspectors of election, VStock Transfer LLC, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K., then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m., PST, on Monday, December 12, 2022, at the offices of Genius Brands International, Inc., 190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210. When you arrive at the offices of Genius Brands International, Inc., signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

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If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, VStock Transfer LLC, by calling their toll-free number, 1-855-987-8625.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of the Company’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

If your Company shares are registered in your own name, please contact our transfer agent, VStock Transfer LLC, and inform them of your request by calling them at 1-855-987-8625 or writing them at VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

•	If a broker or other nominee holds your Company shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card; or

•	following the instructions provided when you vote over the Internet at www.vstocktransfer com/proxy.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of Common Stock as of October 18, 2022, known by us through transfer agent and other records held by: (i) each person who beneficially owns 5% or more of the shares of Common Stock then outstanding; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. To our knowledge and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 317,663,85 shares of Common Stock outstanding as of October 18, 2022. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o 190 N. Canon Drive, Floor 4, Beverly Hills, CA 90210.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
Directors and Named Executive Officers
Andy Heyward	24,143,744	(2)	7.48%
Robert L. Denton	1,173,088	(3)	*
Michael Jaffa	1,233,422	(4)	*
Anthony Thomopoulos	20,115	(5)	*
Joseph (Gray) Davis	20,000	(6)	*
P. Clark Hallren	20,000	(7)	*
Margaret Loesch	20,000	(8)	*
Lynne Segall	20,000	(9)	*
Dr. Cynthia Turner-Graham	20,000	(10)	*
Michael Hirsh	1,519,250	(11)	*
Stefan Piëch	2,781,269	(12)	*
All current executive officers and directors as a group (consisting of 11 persons)	30,970,888		9.51%

5% Stockholders
None

___________________

* Indicates ownership less than 1%

(1)	Applicable percentage ownership is based on 317,663,853 shares of Common Stock outstanding as of October 18, 2022, together with securities exercisable or convertible into shares of Common Stock within 60 days of October 18, 2022. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of October 18, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Consists of (i) 990,728 shares of Common Stock held by A Squared Holdings LLC over which Andy Heyward holds sole voting and dispositive power; (ii) 18,151,782 shares of Common Stock held by Andy Heyward or issuable upon vested RSUs; (iii) 1,234 shares held by Heyward Living Trust; and (iv) 5,000,000 options to acquire shares of Common Stock issuable now upon the exercise of stock options granted to Mr. Heyward.

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(3)	Consists of (i) 313,000 shares of Common Stock held by Mr. Denton or issuable upon vested RSUs; and (ii) 860,088 options to acquire shares of Common Stock issuable now or within 60 days of October 18, 2022 upon the exercise of stock options granted to Mr. Denton.

(4)	Consists of (i) 333,334 shares of Common Stock held by Mr. Jaffa or issuable upon vested RSUs; and (ii) 900,088 options to acquire shares of Common Stock issuable now or within 60 days of October 18, 2022 upon the exercise of stock options granted to Mr. Jaffa.

(5)	Consists of (i) 115 shares of Common Stock held by Mr. Thomopoulos and (ii) 20,000 options issuable now or within 60 days of October 18, 2022 upon the exercise of stock options granted to Mr. Thomopoulos.

(6)	Consists of 20,000 shares of Common Stock issuable now or within 60 days of October 18, 2022 upon the exercise of stock options granted to Mr. Davis.

(7)	Consists of 20,000 shares of Common Stock issuable now or within 60 days of October 18, 2022 upon the exercise of stock options granted to Mr. Hallren.

(8)	Consists of 20,000 shares of Common Stock issuable now or within 60 days of October 18, 2022 upon the exercise of stock options granted to Ms. Loesch.

(9)	Consists of 20,000 shares of Common Stock issuable now or within 60 days of October 18, 2022 upon the exercise of stock options granted to Ms. Segall.

(10)	Consists of 20,000 shares of Common Stock issuable now or within 60 days of October 18, 2022 upon the exercise of stock options granted to Dr. Turner-Graham.

(11)	Consists of (i) 938,353 shares of Common Stock held by Mr, Hirsh; and (ii) 580,897 options to acquire shares of Common Stock issuable now or within 60 days of October 18, 2022 upon the exercise of stock options granted to Mr. Hirsh.

(12)	Consists of 2,781,269 shares of Common Stock held by Mr Piëch or issuable upon vested RSUs.

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MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors are elected at each annual meeting of the stockholders to hold office until the next annual meeting.

On October 18, 2022, our Board of Directors accepted the recommendation of the Nominating Committee and voted to nominate the names set forth below for election at the annual meeting to serve for a term until the 2022 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until the death, resignation, or removal of any director pursuant to the Bylaws.

Set forth below are the names of the persons nominated for election as directors, their ages as of October 21, 2022, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position
Andy Heyward	73	Chief Executive Officer and Chairman of the Board of Directors
Joseph “Gray” Davis *	79	Director
P. Clark Hallren *	61	Director
Margaret Loesch	76	Director
Lynne Segall*	70	Director
Anthony Thomopoulos *	84	Director
Dr. Cynthia Turner-Graham *	68	Director
Michael Hirsh	74	Director
Stefan Piëch	51	Director

* Denotes directors who are “independent” under applicable SEC and Nasdaq rules.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our Board of Directors has determined that the following members of the Board of Directors are “independent directors” as defined by the Nasdaq Marketplace Rules: Joseph “Gray” Davis, P. Clark Hallren, Lynne Segall, Anthony Thomopoulos and Dr. Cynthia Turner-Graham.

Andy Heyward, 73, has been the Company’s Chief Executive Officer since November 2013 and the Company’s Chairman of the Board since December 2013. Mr. Heyward co-founded DIC Animation City in 1983 and served as its Chief Executive Officer until its sale in 1993 to Capital Cities/ ABC, Inc. which was eventually bought by The Walt Disney Company in 1995. Mr. Heyward ran the company while it was owned by The Walt Disney Company until 2000 when Mr. Heyward purchased DIC Entertainment L.P. and DIC Productions L.P., corporate successors to the DIC Animation City business, with the assistance of Bain Capital and served as the Chairman and Chief Executive Officer of their acquiring company DIC Entertainment Corporation, until he took the company public on the AIM. He sold the company in 2008. Mr. Heyward co-founded A Squared Entertainment LLC in 2009 and has served as its Co-President since inception. Mr. Heyward earned a Bachelor of Arts degree in Philosophy from UCLA and is a member of the Producers Guild of America, the National Academy of Television Arts and the Paley Center (formerly the Museum of Television and Radio). Mr. Heyward gave the Commencement address in 2011 for the UCLA College of Humanities and was awarded the 2002 UCLA Alumni Association’s Professional Achievement Award. He has received multiple Emmys and other awards for Children’s Entertainment. He serves on the Board of Directors of the Cedars Sinai Medical Center. Mr. Heyward has produced over 5,000 half hour episodes of award-winning entertainment, among them Inspector Gadget; The Real Ghostbusters; Strawberry Shortcake; Care Bears; Alvin and the Chipmunks; Hello Kitty’s Furry Tale Theater; The Super Mario Brothers Super Show; The Adventures of Sonic the Hedgehog; Sabrina The Animated Series; Captain Planet and the Planeteers; Liberty’s Kids, and many others. Mr. Heyward was chosen as a director because of his extensive experience in children’s entertainment and as co-founder of A Squared Entertainment.

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Joseph “Gray” Davis, 79, has been a Director of the Company since December 2013. Mr. Davis served as the 37th governor of California from 1998 until 2003. Mr. Davis currently serves as “Of Counsel” in the Los Angeles, California office of Loeb & Loeb LLP. Mr. Davis has served on the Board of Directors of DIC Entertainment and is a member of the bipartisan Think Long Committee, a Senior Fellow at the UCLA School of Public Affairs and Co-Chair of the Southern California Leadership Counsel. Mr. Davis received his undergraduate degree from Stanford University and received his Juris Doctorate from Columbia Law School. Mr. Davis served as lieutenant governor of California from 1995-1998, California State Controller from 1987-1995 and California State Assemblyman from 1982-1986. Mr. Davis was chosen as a director of the Company based on his knowledge of corporate governance.

P. Clark Hallren, 61, has been a Director of the Company since May 2014. Since August 2013, Mr. Hallren has been a realtor with HK Lane/Christie’s International Real Estate and since August 2012, Mr. Hallren has served as an outside consultant to individuals and entities investing or operating in the entertainment industry. From August 2012 to August 2014, Mr. Hallren was a realtor with Keller Williams Realty and from August 2009 to August 2012, Mr. Hallren founded and served as managing partner of Clear Scope Partners, an entertainment advisory company. From 1986 to August 2009, Mr. Hallren was employed by JP Morgan Securities Inc. in various capacities, including as Managing Director of the Entertainment Industries Group. In his roles with JP Morgan Securities, Mr. Hallren was responsible for marketing certain products to his clients, including but not limited to, syndicated senior debt, public and private subordinated debt, public and private equity, securitized and credit enhanced debt, interest rate derivatives, foreign currency and treasury products. Mr. Hallren holds Finance, Accounting and Economics degrees from Oklahoma State University. He also currently holds Series 7, 24 and 63 securities licenses. Mr. Hallren was chosen as a director of the Company based on his knowledge and experience in the entertainment industry as well as in banking and finance.

Margaret Loesch, 76, has been the Executive Chairman of Kartoon Channel! since June 2020, a Director of the Company since March 2015 and the Executive Chairman of the Genius Brands Network since December 2016. Beginning in 2009 through 2014, Ms. Loesch, served as Chief Executive Officer and President of The Hub Network, a cable channel for children and families, including animated features. The Company has, in the past, provided The Hub Network with certain children’s programming. From 2003 through 2009 Ms. Loesch served as Co-Chief Executive Officer of The Hatchery, a family entertainment and consumer product company. From 1998 through 2001 Ms. Loesch served as Chief Executive Officer of the Hallmark Channel, a family related cable channel. From 1990 through 1997 Ms. Loesch served as the Chief Executive Officer of Fox Kids Network, a children’s programming block and from 1984 through 1990 served as the Chief Executive Officer of Marvel Productions, a television and film studio subsidiary of Marvel Entertainment Group. Ms. Loesch obtained her Bachelor of Science from the University of Southern Mississippi. Ms. Loesch was chosen to be a director based on her 40 years of experience at the helm of major children and family programming and consumer product channels.

Lynne Segall, 70, has been a Director of the Company since December 2013. Ms. Segall has served as the Senior Vice President and Publisher of The Hollywood Reporter since June 2011. From 2010 to 2011, Ms. Segall was the Senior Vice President of Deadline Hollywood. From June 2006 to May 2010, Ms. Segall served as the Vice President of Entertainment, Fashion & Luxury advertising at the Los Angeles Times. In 2005, Ms. Segall received the Women of Achievement Award from The Hollywood Chamber of Commerce and the Women in Excellence Award from the Century City Chamber of Commerce. In 2006, Ms. Segall was recognized by the National Association of Women with its Excellence in Media Award. Ms. Segall was chosen to be a director based on her expertise in the entertainment industry.

Anthony Thomopoulos, 84, has been a Director of the Company since February 2014. Mr. Thomopoulos served as the Chairman of United Artist Pictures from 1986 to 1989 and formed Thomopoulos Pictures, an independent production company of both motion pictures and television programs in 1989 and has served as its Chief Executive Officer since 1989. From 1991 to 1995, Mr. Thomopoulos was the President of Amblin Television, a division of Amblin Entertainment. Mr. Thomopoulos served as the President of International Family Entertainment, Inc. from 1995 to 1997. From June 2001 to January 2004, Mr. Thomopoulos served as the Chairman and Chief Executive Officer of Media Arts Group, a NYSE listed company. Mr. Thomopoulos served as a state commissioner of the California Service Corps. under Governor Schwarzenegger from 2005 to 2008. Mr. Thomopoulos is also a founding partner of Morning Light Productions. Since he founded it in 2008, Mr. Thomopoulos has operated Thomopoulos Productions and has served as a consultant to BKSems, USA, a digital signage company. Mr. Thomopoulos is an advisor and a member of the National Hellenic Society and holds a degree in Foreign Service from Georgetown University and sat on its Board of Directors from 1978 to 1988. Mr. Thomopoulos was chosen as a director of the Company based on his entertainment industry experience.

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Dr. Cynthia Turner-Graham, 67, has been a Director of the Company since June 15, 2021. Dr. Turner-Graham is a board-certified psychiatrist and Distinguished Life Fellow of the American Psychiatric Association, who brings over 40 years of experience in the healthcare industry as a practicing psychiatrist, healthcare administrator and community leader. Since 1988, Dr. Turner-Graham has been a practicing psychiatrist at an outpatient psychiatry practice. Since 2004, Dr. Turner-Graham has served as President and Chief Executive Officer of ForSoundMind Enterprises, Inc., a provider of outpatient psychiatric services and developer of educational workshop experiences focused on promotion of emotional and mental health. From February 2014 until November 2019, she served as Medical Director for Inner City Family Services in Washington, DC. Among her accomplishments, Dr. Turner-Graham is the immediate past president of the Suburban Maryland Psychiatric Society, served as a Director of the Washington Psychiatric Society and will take the helm of Black Psychiatrists of America as President in 2022. She has previously served as Clinical Assistant Professor of Psychiatry at both Vanderbilt University and Howard University Schools of Medicine. Dr. Turner-Graham was chosen as a director of the Company based on her career as a distinguished psychiatrist and her expertise with children.

Michael Hirsh, 74, has been a Director of the Company since June 23, 2022. Mr. Hirsh served as chief executive officer of Mainframe Studios, a Canadian related entity of the Company, from April 5, 2022 to present. Mr. Hirsh served as chief executive officer of WOW! Unlimited Media Inc. (“Wow”) from December 2016 until April 2022, when the Company acquired Wow. Prior to Wow, Mr. Hirsh served as executive chairman of DHX Media Inc. from 2012 to 2015. Mr. Hirsh was chosen as a director of the Company based on his experience launching hit productions including the first Star Wars animated programs, The Magic School Bus, Care Bears and Beetlejuice.

Stefan Piëch, 51, has been a Director of the Company since June 23, 2022. Mr. Piëch has served as chief executive officer of Your Family Entertainment AG (“YFE”) since 2006 and chief executive officer of F & M Film und Medien Beteiligungs GmbH since 2005. Mr. Piëch serves on boards of several companies, including on the supervisory board of SEAT S.A. since 2015, on the supervisory board of Porsche Automobil Holding SE since 2018, as chairman of the board of The Delegation of German Industry and Commerce since 2020 and on the supervisory board of Siemens AG since 2020. Mr. Piëch obtained his B.A. in film & media from the University of Sterling and his Ph.D. in media from the University of Klagenfurt. Mr. Piëch was chosen to be a director based on his experience with YFE and his deep expertise in creating children’s content.

Diversity

The Board Diversity Matrix, below, provides the diversity statistics for our board of directors.

Board Diversity Matrix for Genius Brands International, Inc. As of October 21, 2022
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	0

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Family Relationships

There are no family relationships between any of our directors and our executive officers.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board of Directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The Board of Directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies and evaluates significant policies and proposed major commitments of corporate resources. Our Board of Directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at Board of Directors and committee meetings.

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interest of the Company and its stockholders to partially combine these roles. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officers positions combined.

The Company currently has nine directors, including Mr. Heyward, its Chairman, who also serves as the Company’s Chief Executive Officer. The Chairman and the Board are actively involved in the oversight of the Company’s day to day activities.

Hedging

Our Insider Trading Policy provides that no employee may acquire, sell or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale (including a short sale “against the box”).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and any persons who own more than 10% of common stock, to file reports of ownership of, and transactions in, our common stock with the SEC and furnish copies of such reports to us. Based solely on our reviews of the copies of such forms and amendments thereto furnished to us and on written representations from officers, directors, and any other person whom we understand owns more than 10% or our common stock, we found that during 2021, all Section 16(a) filings were made with the SEC on a timely basis except that one report covering one transaction was filed late by Joseph “Gray” Davis, one report covering one transaction was filed late by P. Clark Hallren, one report covering one transaction was filed late by Michael Klein, one report covering one transaction was filed late by Lynne Segall, one report covering one transaction was filed late by Karen McTier, one report covering one transaction was filed late by Anthony Thomopoulos, one report covering one transaction was filed late by Dr. Cynthia Turner-Graham, one report covering one transaction relating to RSU vesting was filed late by Andy Heyward, one report covering one transaction relating to RSU vesting was filed late by Michael Jaffa, one report covering one transaction relating to RSU vesting was filed late by Robert Denton, one Form 3 was filed late by Harold Chizick, and a Form 3 and one report covering one transaction was filed late by Zrinka Dekic.

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Committees of the Board of Directors and Meetings

During 2021, our Board of Directors held four meetings. No director, other than Mr. Klein, attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during the fiscal year ended December 31, 2021.

The following table sets forth the three standing committees of our Board and the members of each committee and the number of meetings held by our Board of Directors and the committees during 2021:

Director	Board	Audit Committee	Compensation Committee	Nominating Committee	Investment Committee
Andy Heyward	Chair
Joseph “Gray” Davis	X			X	X
P. Clark Hallren	X	Chair	X		X
Margaret Loesch	X
Lynne Segall (4)	X	X		Chair
Anthony Thomopoulos	X	X	Chair
Michael Klein (1)	X	X		X	X
Karen McTier (2)	X
Dr. Cynthia Turner-Graham (3)	X
Meetings in 2021:	4	4	2	1	1

__________________

(1)	Effective July 3, 2022, Mr. Klein resigned from the Board.
(2)	Effective March 31, 2022, Ms. McTier resigned from the Board.
(3) (4)	Effective June 15, 2021, Dr. Turner-Graham was elected as a member of our Board of Directors. Effective June 23, 2022, Lynne Segall was appointed to the Audit Committee.

The Board of Directors has adopted a policy under which each member of the Board of Directors makes every effort, but is not required, to attend each annual meeting of our stockholders.

To assist it in carrying out its duties, the Board of Directors has delegated certain authority to an Audit Committee, a compensation committee (the “Compensation Committee”) and a Nominating Committee as the functions of each are described below.

Audit Committee

Messrs. Hallren, and Thomopoulos and Ms. Segall serve on our Audit Committee. Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. The Audit Committee’s responsibilities include:

•	selecting, hiring, and compensating our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	approving the audit and non-audit services to be performed by our independent auditor;

•	reviewing with the independent auditor the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies; and

•	preparing the report that the SEC requires in our annual proxy statement.

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The Board of Directors has adopted an Audit Committee charter and the Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The Audit Committee members meet Nasdaq’s financial literacy requirements and are independent under applicable SEC and Nasdaq rules, and the board has further determined that Mr. Hallren (i) is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and (ii) also meets Nasdaq’s financial sophistication requirements.

A copy of the Audit Committee’s written charter is publicly available on our website at www.gnusbrands.com.

Compensation Committee

Messrs. Thomopoulos and Hallren serve on the Compensation Committee and are independent under the applicable SEC and Nasdaq rules. Our Compensation Committee’s main functions are assisting our Board of Directors in discharging its responsibilities relating to the compensation of outside directors, the Chief Executive Officer and other executive officers, as well as administering any stock incentive plans, we may adopt. The Compensation Committee’s responsibilities include the following:

•	reviewing and recommending to our board of directors the compensation of our Chief Executive Officer and other executive officers, and the outside directors;

•	conducting a performance review of our Chief Executive Officer;

•	reviewing our compensation policies; and

•	if required, preparing the report of the Compensation Committee for inclusion in our annual proxy statement.

The Board of Directors has adopted a Compensation Committee charter and the Compensation Committee reviews and reassesses the adequacy of the charter on an annual basis.

The Compensation Committee’s policy is to offer our executive officers competitive compensation packages that will permit us to attract and retain highly qualified individuals and to motivate and reward these individuals in an appropriate fashion aligned with the long-term interests of our Company and our stockholders.

Compensation Committee Risk Assessment

We have assessed our compensation programs and concluded that our compensation practices do not create risks that are reasonably likely to have a material adverse effect on us.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.gnusbrands.com.

Nominating Committee

Ms. Segall and Mr. Davis serve on our Nominating Committee. The Nominating Committee’s responsibilities include:

•	identifying qualified individuals to serve as members of our Board of Directors;

•	review the qualifications and performance of incumbent directors;

•	review and consider candidates who may be suggested by any director or executive officer or by an stockholder of the Company; and

•	review considerations relating to board composition, including size of the board, term and age limits, and the criteria for membership of the board.

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The Board of Directors has adopted a nominating committee charter and the Nominating Committee reviews and reassesses the adequacy of the charter on an annual basis. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of our stockholders.

The Nominating Committee considers issues of diversity among its members in identifying and considering nominees for director, and strives, where appropriate, to achieve a diverse balance of backgrounds, perspectives and experience on the board and its committees.

A copy of the Nominating Committee’s written charter is publicly available on our website at www.gnusbrands.com.

Stockholder Communications to our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 212-564-4700. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to Genius Brands International, Inc., at 190 N. Canon Drive, 4th Floor, Beverly Hills, California 90210, Attn: Corporate Secretary or by using the “Contact” page of our website www.gnusbrands.com/contact. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information as of October 14, 2022, regarding our executive officers who are not also directors. Information regarding our other executive officers, Chief Executive Officer, Andy Heyward, and Margaret Loesch, Executive Chairman of Kartoon Channel!, can be found under the caption “The Board of Directors” above.

Name	Age	Position

Robert Denton	63	Chief Financial Officer

Michael Jaffa	56	Chief Operating Officer, General Counsel and Corporate Secretary

Robert Denton, 63, has been our Chief Financial Officer since April 18, 2018. He served as the Chief Financial Officer of Atlys, Inc. a next-gen media technology company from 2011 to 2018. He has over 30 years of experience as a financial executive, specifically in the entertainment industry. He began his career in 1982 with Ernst & Young handling filings with the Securities and Exchange Commission, including initial public offerings. He left Ernst & Young in 1990 to work as Vice President and Chief Accounting Officer for LIVE Entertainment, Inc. In 1996, LIVE was acquired by Artisan Entertainment, Inc., and, in December 2000, Mr. Denton was promoted to Executive Vice President of Finance and CAO. Mr. Denton also served as the COO of Artisan Home Entertainment, where he directed all financial reporting, budgeting and forecasting, manufacturing and distribution of the Home Entertainment Division. Mr. Denton left Artisan at the end of 2003 and joined DIC Entertainment Corporation to serve as their Chief Financial Officer. At DIC, he directed the three-year financial audit, due diligence and preparation of the company’s Admission Documents, and he was responsible for all monthly financial reporting to the Board of Directors as well as the semi-annual reporting to the AIM Exchange of the London Stock Exchange. Mr. Denton left DIC in February 2009 after completing the acquisition and transition of DIC to the Cookie Jar Company. Mr. Denton served as the Chief Financial Officer of Gold Circle Films from 2009 to 2011. From 2009 to 2014, Mr. Denton also owned and operated three Assisted Living Facilities for the Elderly, to help better care for his mother. Mr. Denton is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

Michael Jaffa, 56, has been the Chief Operating Officer of the Company since December 2020, prior to which he served as General Counsel & Senior Vice President of Business Affairs of the Company since 2018. From January 2017 through April 2018, Mike served as Thoughtful Media Group’s (TMG) General Counsel and Global Head of Business Affairs. TMG is a multichannel network focused on Asian markets. At TMG, Mr. Jaffa oversaw all of TMG’s legal matters, established the framework for TMG’s continued growth in international markets, including a franchise plan, the formation of a regional headquarters in South East Asia and assisted with M&A transactions. From September 2013 through December 2016, Mr. Jaffa worked as the Head of Business Affairs for DreamWorks Animation Television, and before that served in a similar role at Hasbro Studios from December 2009 through September 2013. Mr. Jaffa has over 20 years of experience handling licensing, production, merchandising, complex international transactions and employment issues for large and small entertainment companies and technology startups.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers. Our compensation committee will review and approve the compensation of our executive officers and oversee our executive compensation programs and initiatives.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal year indicated by our named officers for fiscal year 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Andy Heyward (2)	2021	440,000	212,987	-	-	543,750	1,196,737
Chief Executive Officer	2020	311,717	73,528	10,425,500	5,750,000	880,959	17,441,204

Robert L. Denton (3)	2021	300,663	25,000	-	-	-	325,663
Chief Financial Officer	2020	261,158	150,000	660,250	1,092,500	-	2,163,908

Michael A. Jaffa (4)	2021	326,326	25,000	-	-	-	351,326
Chief Operating Officer, General Counsel and Corporate Secretary	2020	261,880	150,000	695,000	1,150,000	-	2,256,88000

(1)	The aggregate fair value of the stock awards and stock option awards on the date of grant was computed in accordance with FASB ASC Topic 718.

(2)	Mr. Heyward entered into a five-year employment agreement on November 16, 2018. Under such employment agreement, Mr. Heyward was entitled to an annual salary of $300,000. Mr. Heyward entered into a new five-year employment agreement on December 7, 2020. Under his new employment agreement, Mr. Heyward is entitled to an annual salary of $440,000.

During 2021, Mr. Heyward was paid $543,750 in producer fees.

(3)

Effective April 18, 2018, the Company entered into an employment agreement with Mr. Denton, whereby Mr. Denton agreed to serve as the Company’s Chief Financial Officer (“CFO”) for a period of two years, with a mutual option for an additional one-year period, in consideration for an annual salary of $225,000. On December 7, 2020, Mr. Denton entered into a new one-year employment agreement, with a mutual option for two additional one-year periods. Under his new employment agreement, Mr. Denton is entitled to an annual salary of $300,000 the first year, $325,000 the second year and $350,000 the third year and an annual signing bonus of $50,000 each year.

On March 7, 2022, Mr. Denton entered into an amendment to his employment agreement which extends the term until December 20, 2023 and increased his annual salary to $350,000 for year two and $375,000 for year three.

On December 7, 2020, the Company granted 950,000 stock options to Mr. Denton with a strike price of $1.39 and a term of 10 years. 380,000 of the options vested on the grant date with the remaining options vesting 190,000 each of the next three years. On December 7, 2020, the Company also granted 475,000 RSUs to Mr. Denton. The RSUs vest 155,000 on the first anniversary, 158,000 on the second anniversary and 162,000 on the third anniversary.

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(4)

Effective April 16, 2018, the Company entered into an employment agreement with Mr. Jaffa, whereby Mr. Jaffa agreed to serve as the Company’s General Counsel and Senior Vice President of Business Affairs for a period of year in consideration for an annual salary of $225,000. On June 7, 2018, Mr. Jaffa was elected as the Company’s Corporate Secretary. Mr. Jaffa entered into a new three-year employment agreement on December 7, 2020. Under his new employment agreement, Mr. Jaffa is entitled to an annual salary of $325,000 the first year, $350,000 the second year and $375,000 the third year and an annual signing bonus of $50,000 each year.

On December 7, 2020, the Company granted 1,000,000 stock options to Mr. Jaffa with a strike price of $1.39 and a term of 10 years. 400,000 of the options vested on the grant date with the remaining options vesting 200,000 each of the next three years. On December 7, 2020, the Company also granted 500,000 RSUs to Mr. Jaffa. The RSUs vest 166,666 on the first anniversary, 166,666 on the second anniversary and 166,668 on the third anniversary.

Narrative Disclosure to Summary Compensation

Base Salary. In 2021, the Company paid $440,000 to Andy Heyward, $300,663 to Robert L. Denton and $326,326 to Michael A. Jaffa. In 2020, the Company paid $311,717 to Mr. Heyward, $261,158 to Mr. Denton and $261,880 to Mr. Jaffa. Base salaries are used to recognize experience, skills, knowledge and responsibilities required of all of our employees, including our executive officers.

All Other Compensation. Pursuant to his employment agreement dated December 7, 2020, Mr. Heyward is entitled to an Executive Producer fee of $12,500 per one-half hour episode for each episode for which he provides services as an executive producer. During 2021, Mr. Heyward was paid $543,750 in producer fees.

Bonus Compensation. Our named executive officers are expected to be eligible to receive an annual bonus award in accordance with their employment agreements and/or management incentive program then in effect with respect to such executive officer and based on an annualized target of base salary, as specified in their respective employment agreements, if applicable. In fiscal 2020 Mr. Heyward was paid a bonus of $73,528 and Mr. Denton and Mr. Jaffa were each paid two bonuses totaling $150,000. In fiscal 2021 Mr. Heyward was paid a bonus of $212,978 and Mr. Denton and Mr. Jaffa were each paid a bonus of $25,000.

Equity Based Incentive Awards. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee and Board periodically review the equity incentive compensation of our named executive officers and from time to time may grant additional equity incentive awards to them in the form of stock options or other awards. As of December 31, 2020, no options granted to our named executive officers have been modified or repriced.

On December 7, 2020, Mr. Heyward received 5,000,000 options with a value of $5,750,000 and 7,500,000 RSUs with a value of $10,425,000. Mr. Heyward also received 7,500,000 performance-based RSUs, however, the performance conditions, therefore a grant date were not yet established on December 7, 2020. The 7,500,000 performance-based RSUs were not yet earned as of December 31, 2021.

On December 7, 2020, Mr. Denton received 950,000 options with a value of $1,092,500 and 475,000 RSUs with a value of $660,250.

On December 7, 2020, Mr. Jaffa received 1,000,000 options with a value of $1,150,000 and 500,000 RSUs with a value of $695,000.

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Employment Agreements

CEO Employment Agreement

On November 16, 2020, the Company entered into an amended and restated employment agreement with Andy Heyward (the “CEO Employment Agreement”), whereby Mr. Heyward agreed to serve as the Company’s Chief Executive Officer for a period of five years, subject to renewal, in consideration for an annual salary of $440,000, and an award of 5,000,000 stock options and 15,000,000 RSUs. Mr. Heyward is also eligible to be paid a producing fee equal to $12,500 per one-half hour episode for each series produced, controlled and distributed by the Company, and for which he provides material production services provided as the executive producer for up to 52 one-half hour episodes. Additionally, under the terms of the CEO Employment Agreement, Mr. Heyward shall be eligible for a quarterly discretionary bonus of $55,000 per fiscal quarter if the Company meets certain criteria, as established by the Board of Directors. Mr. Heyward shall be entitled to reimbursement of reasonable expenses incurred in connection with his employment and the Company may take out and maintain during the term of his tenure a life insurance policy in the amount of $1,000,000. During the term of his employment and under the terms of the CEO Employment Agreement, Mr. Heyward shall be entitled to be designated as composer on all music contained in the programming produced by the Company and to receive composer’s royalties from applicable performing rights societies. The Options granted to Mr. Heyward were fully vested on the date of grant. One-half of the RSUs granted to Mr. Heyward vest over time subject to Mr. Heyward’s continued employment, and one-half vest in equal installments on the first, second, third and fourth anniversaries of the date of grant, subject to the achievement of certain performance criteria, to be determined by the Compensation Committee, and subject to Mr. Heyward’s continued employment. In the event of Mr. Heyward’s death or resignation, all compensation then currently due would be payable to his estate.

The CEO Employment Agreement also entitles Mr. Heyward to separation payments in certain circumstances. In the event Mr. Heyward’s employment terminates due to his death or retirement, in addition to accrued amounts, he is entitled to receive (i) any unpaid quarterly bonus for the fiscal quarter preceding the fiscal quarter in which such termination occurs and (ii) if earned, a pro-rated quarterly bonus for the fiscal quarter in which such termination occurs. In the event Mr. Heyward’s employment terminates due to his permanent disability, in addition to accrued amounts, he is entitled to receive (i) any unpaid quarterly bonus for the fiscal quarter preceding the fiscal quarter in which such termination occurs, (ii) if earned, a pro-rated quarterly bonus for the fiscal quarter in which such termination occurs and (iii) six monthly payments equal to the amount, if any, of his monthly base salary in excess of any disability benefits being received by Mr. Heyward.

On June 23, 2021, the Compensation Committee of the Board of Directors amended such RSU awards so that 3,750,000 of such RSUs shall continue to vest in four equal installments on the first, second, third and fourth anniversaries of December 7, 2020, subject to his continued employment and the remaining 11,250,000 RSUs shall vest as follows: (i) 3,750,000 RSUs vest when the Company’s common stock closing sale price equals or exceeds $3.00 per share or the Company’s market capitalization equals or exceeds $903,000,000 for 20 consecutive trading days; (ii) 3,750,000 RSUs vest when the Company’s common stock closing sale price equals or exceeds $3.50 per share or the Company’s market capitalization equals or exceeds $1,053,500,000 for 20 consecutive trading days, and (iii) 3,750,000 RSUs vest when the Company’s common stock closing sale price equals or exceeds $3.75 per share or the Company’s market capitalization equals or exceeds $1,128,750,000 for 20 consecutive trading days. In addition to the stock price and market capitalization vesting conditions set forth above, such 11,250,000 RSUs may also vest in four equal installments on the first, second, third and fourth anniversaries of December 7, 2020, based on achievement of certain operating performance-based vesting conditions established by the Compensation Committee and subject to his continued employment and also subject to pro rata adjustment for vesting pursuant to the stock price or market capitalization vesting conditions.

CFO Employment Agreement

On December 7, 2020, the Company entered into an amended and restated agreement with Robert L. Denton (as amended, the “CFO Employment Agreement”), whereby Mr. Denton agreed to serve as the Company’s Chief Financial Officer, effective as of December 7, 2020, for a period of one year with a mutual option for two additional one-year periods. Under the terms of the CFO Employment Agreement, Mr. Denton shall be entitled to an annual discretionary bonus based on his performance. The CFO Employment Agreement may be terminated either (i) upon the end of the term, (ii) at any time by the Company for “Cause” (as defined in the CFO Employment Agreement) or (iii) upon an event of retirement, death or disability. Upon the termination or expiration of Mr. Denton’s employment with the Company and for a period of three years thereafter, certain amounts paid to Mr. Denton, including any discretionary bonus and stock-based compensation, but excluding his base salary and reimbursement of certain expenses, will be subject to the Company’s claw back right upon the occurrence of certain events which are adverse to the Company, including a restatement of financial statements. In the event of Mr. Denton’s death or resignation, all compensation then currently due would be payable to his estate.

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The CFO Employment Agreement provides Mr. Denton with, during the three-year term of the CFO Employment Agreement (i) an annualized base salary of $300,000 for the first year of the term, $350,000 for the second year of the term, and $375,000 for the third year of the term; (ii) discretionary annual bonuses determined in the sole discretion of the Compensation Committee; and (iii) eligibility to receive renewal bonuses of $50,000 beginning within 60 days following the effective date of the Amended Employment Agreement and continuing on each anniversary thereafter during the term, subject to Mr. Denton’s continued employment. The agreement granted Mr. Denton 975,000 stock options and 475,000 RSUs. The Options granted to Mr. Denton were partially vested on the date of grant, and vest with respect to the unvested amounts in substantially equal installments on the first three anniversaries of the grant date, subject to continued employment. The RSUs granted to Mr. Denton vest in three equal installments on the first three anniversaries of the date of grant, subject to continued employment. Only unvested Options or RSUs that would have otherwise vested during the then current term of the CFO Employment Agreement will vest upon Mr. Denton’s termination of employment without Cause or resignation for Good Reason, each as defined in the Form Option Grant and Form RSU Grant.

The CFO Employment Agreement also entitles Mr. Denton to separation payments in certain circumstances. In the event Mr. Denton’s employment terminates due to his death or retirement, in addition to accrued amounts, he is entitled to receive any unpaid annual bonus for the fiscal year preceding the fiscal year in which such termination occurs. In the event Mr. Denton’s employment terminates due to his permanent disability, in addition to accrued amounts, he is entitled to receive (i) any unpaid annual bonus for the fiscal year preceding the fiscal year in which such termination occurs, and (ii) two monthly payments equal to the amount, if any, of his monthly base salary in excess of any disability benefits being received by Mr. Denton.

On March 7, 2022, Mr. Denton entered into an amendment to his employment agreement which extends the term until December 20, 2023 and increased his annual salary to $350,000 for year two and $375,000 for year three.

COO and General Counsel Employment Agreement

On December 7, 2020, the Company entered into an amended and restated agreement (the “COO and General Counsel Employment Agreement”) with Michael A. Jaffa in which Mr. Jaffa would assume the role of Chief Operating Officer and General Counsel commencing on December 7, 2020. The term of the agreement is three years. In addition, Mr. Jaffa will be entitled to an annual discretionary bonus based on his performance. In the event of Mr. Jaffa’s death or resignation, all compensation then currently due would be payable to his estate.

The COO and General Counsel Employment Agreement provides Mr. Jaffa with, during the three year term of the General Counsel Employment Agreement (i) an annualized base salary of $325,000 for the first year of the term, $350,000 for the second year of the term and $375,000 for the third year of the term, (ii) discretionary annual bonuses determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), and (iii) eligibility to receive renewal bonuses of $50,000 beginning within 60 days following the effective date of the COO and General Counsel Employment Agreement and each anniversary thereafter during the term, subject to Mr. Jaffa’s continued employment. The agreement granted Mr. Jaffa 1,000,000 stock option and 500,000 RSUs. The Options granted to Mr. Jaffa were partially vested on the date of grant, and vest with respect to the unvested amounts in substantially equal installments on the first three anniversaries of the grant date, subject to continued employment. The RSUs granted to Mr. Jaffa vest in three equal installments on the first three anniversaries of the date of grant, subject to continued employment. Any unvested Options or RSUs held by Mr. Jaffa will vest upon his termination of employment without Cause or resignation for Good Reason, each as defined in the Option Grant and RSU Grant agreement.

The COO and General Counsel Employment Agreement also entitles Mr. Jaffa to separation payments in certain circumstances. In the event Mr. Jaffa’s employment terminates due to his death or retirement, in addition to accrued amounts, he is entitled to receive any unpaid annual bonus for the fiscal year preceding the fiscal year in which such termination occurs. In the event Mr. Jaffa’s employment terminates due to his permanent disability, in addition to accrued amounts, he is entitled to receive (i) any unpaid annual bonus for the fiscal year preceding the fiscal year in which such termination occurs, and (iii) two monthly payments equal to the amount, if any, of his monthly base salary in excess of any disability benefits being received by Mr. Jaffa.

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Additionally, the COO and General Counsel Employment Agreement contains certain restrictive covenants regarding confidential information, intellectual property, non-competition and non-solicitation. This summary of the COO and General Counsel Employment Agreement is qualified in its entirety by reference to the full text of the General Counsel Employment Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Retirement Benefits

As of December 31, 2021, the Company did not provide any retirement plans to its executive officers or employees.

Potential Payments upon Termination or Change-in-Control

As of December 31, 2021, the Company did not provide for any potential payments upon termination or change of control except as described above under “Employment Agreements”.

Outstanding Equity Awards at Fiscal Year

The following table sets forth outstanding equity awards as of December 31, 2021 to each of the named executive officers.

	Option Awards						Stock Units Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Equity incentive plan awards: Number of securities underlying unearned Restricted Stock Units (#)		Market Value of Shares
Andy Heyward	5,000,000	(1)	-		1.39	12/07/30	14,062,500	(2)	$14,765,625
Robert L. Denton	85,088	(3)	-		2.09	04/18/23
	15,000	(3)	-		1.99	03/07/24
	570,000	(4)	380,000	(4)	1.39	12/07/30	320,000	(5)	$336,000
Michael A. Jaffa	85,088	(3)	-		2.09	04/16/23
	15,000	(3)	-		1.99	03/07/24
	600,000	(6)	400,000	(6)	1.39	12/07/30	333,334	(7)	$350,000

______________________

(1)	Mr. Heyward’s options vested upon the grant date.

(2)	937,500 of Mr. Heyward’s RSUs vested on the first anniversary date of December 20, 2021. On June 23, 2021, the Compensation Committee amended service-based awards granted to the Mr. Heyward, such that 3,750,000 of such RSUs shall continue to vest in four equal installments on the first, second, third and fourth anniversaries of December 7, 2020, subject to his continued employment and the remaining 3,750,000 RSUs shall be modified to vest based on performance or market conditions. The previously issued 7,500,000 performance-based awards, along with the 3,750,000 modified service-based awards, shall vest as follows: (i) 3,750,000 RSUs vest when the closing sale price of the common stock equals or exceeds $3.00 per share or the Company’s market capitalization equals or exceeds $903,000,000 for 20 consecutive trading days; (ii) 3,750,000 RSUs vest when the closing sale price of the common stock equals or exceeds $3.50 per share or the Company’s market capitalization equals or exceeds $1,053,500,000 for 20 consecutive trading days, and (iii) 3,750,000 RSUs vest when the closing sale price of the common stock equals or exceeds $3.75 per share or the Company’s market capitalization equals or exceeds $1,128,750,000 for 20 consecutive trading days (the “market conditions”). In addition to the stock price and market capitalization vesting conditions set forth above, such 11,250,000 RSUs may also vest in four equal installments on the first, second, third and fourth anniversaries of December 7, 2020, based on achievement of certain operating performance-based vesting conditions established by the Compensation Committee on June 23, 2021 and subject to his continued employment, adjusted pro-ratably for vesting pursuant to the market conditions.

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(3)	Mr. Denton’s and Mr. Jaffa’s options vested as of December 31, 2021.

(4)	Mr. Denton’s options vested 380,000 upon grant and 190,000 vested on the first anniversary date of December 7, 2021. 190,000 options will vest annually on each anniversary date for the next 2 years.

(5)	155,000 of Mr. Denton’s RSUs vested on the first anniversary date of December 7, 2021. 158,000 will vest on the second anniversary date and 162,000 will vest on the third anniversary date.

(6)	Mr. Jaffa’s options vested 400,000 upon grant and 200,000 vested on the first anniversary date of December 7, 2021. 200,000 options will vest annually on each anniversary date for the next 2 years.

(7)	166,666 of Mr. Jaffa’s RSUs vested on the first anniversary date of December 7, 2021. 166,666 will vest on the second anniversary date and 166,668 will vest on the third anniversary date.

Director Compensation

The following table sets forth with respect to the named directors, compensation information inclusive of equity awards and payments made for the year ended December 31, 2021 in the director’s capacity as director.

Name	Year	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)

Joseph “Gray” Davis (3)	2021	55,000	54,600	-	109,600
P. Clark Hallren (4)	2021	75,000	54,600	-	129,600
Margaret Loesch (5)	2021	45,000	54,600	90,000	189,600
Lynne Segall (6)	2021	55,000	54,600	-	109,600
Anthony Thomopoulos (7)	2021	65,000	54,600	-	119,600
Michael Klein (8)	2021	45,000	54,600	-	99,600
Dr. Cynthia Turner-Graham (9)	2021	30,000	29,600	-	59,600

______________________

(1)	Directors, other than Mr. Heyward, earn $10,000 for each quarterly meeting attended. Directors, other than Mr. Heyward, also earn $10,000 as appointed Chairmen and $5,000 as members of the Company’s Compensation, Audit, Investment and Nominating Committees.

(2)	Represents the grant date fair value in accordance with FASB ASC Topic 718. The assumptions applied in determining the fair value of the awards are discussed in the Notes to our audited consolidated financial statements for the year ended December 31, 2021, in the Form 10-K.

(3)	Mr. Davis was paid $40,000 for services on the Board for 2021 and $5,000 in arrears for services on the Board for 2020, $5,000 as a member the Company’s Nominating Committee and $5,000 as a member of the Company’s Investment Committee.

(4)	Mr. Hallren was paid $40,000 for services on the Board for 2021, $5,000 in arrears for services on the Board for 2020. Mr. Hallren was also paid $10,000 as Chair of the Company’s Audit Committee, $5,000 as a member of the Company’s Compensation Committee, $10,000 as Chair of the Company’s Investment Committee and $5,000 for other consulting services.

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(5)	Ms. Loesch was paid $40,000 for services on the Board for 2021, $5,000 in arrears for services on the Board in 2020 and $90,000 for services as Executive Chairperson of the Kartoon Channel!

(6)	Ms. Segall was paid $40,000 for services on the Board for 2021, $5,000 in arrears for services on the Board in 2020 and $10,000 as the Chair of the Company’s Nominating Committee.

(7)	Mr. Thomopoulos was paid $40,000 for services on the Board for 2021, $5,000 in arrears for services on the Board in 2020, $10,000 as Chair of the Company’s Compensation Committee $5,000 as a member of the Company’s Audit Committee and $5,000 for other consulting services.

(8)	Mr. Klein was paid $30,000 for services on the Board, $5,000 as a member of the Company’s Audit Committee, $5,000 as a member the Company’s Nominating Committee and $5,000 as a member of the Company’s Investment Committee.

(9)	Effective June 15, 2021, Dr. Turner-Graham was elected as a member of our Board of Directors. Dr. Turner-Graham was paid $30,000 for services on the Board for 2021.

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EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

On September 18, 2015, the Company adopted the Genius Brands International, Inc. 2015 Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by our stockholders in September 2015. The 2015 Plan as approved by the stockholders authorized the issuance up to an aggregate of 150,000 shares of Common Stock. On December 14, 2015, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 1,293,334 from 150,000 shares to 1,443,334 shares. The increase in shares available for issuance under the 2015 Plan was approved by stockholders on February 3, 2016. On May 18, 2017, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 223,333 shares from 1,443,334 shares to an aggregate of 1,667,667 shares. The increase in shares available for issuance under the 2015 Plan was approved by the stockholders on July 25, 2017.

On September 6, 2018, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 500,000 shares from 1,667,667 shares to an aggregate of 2,167,667 shares. The increase in shares available for issuance under the 2015 Plan was approved by the Company’s stockholders on October 2, 2018.

On August 4, 2020, the Board of Directors voted to adopt the Genius Brands International, Inc 2020 Incentive Plan (the “2020 Plan”). The shares available for issuance under the 2020 Plan was approved by stockholders on August 27, 2020. The 2020 Plan as approved by the stockholders increased the maximum number of shares available for issuance up to an aggregate of 32,167,667 shares of Common Stock.

The following tables reflect, as of December 31, 2021, compensation plans pursuant to which we are authorized to issue options, warrants, RSUs, or other rights to purchase shares of its Common Stock, including the number of shares issuable under outstanding options, warrants and rights issued under the plans and the number of shares remaining available for issuance under the plans.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	27,685,489	$1.80	4,482,178
Equity compensation plans not approved by security holders	-	-	-
Total	27,685,489	$1.80	4,482,178

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REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of Nasdaq Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.gnusbrands.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Baker Tilly US, LLP. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2021, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and Baker Tilly US, LLP, our independent registered public accounting firm;

•	Discussed with Baker Tilly US, LLP the matters required to be discussed in accordance with Auditing Standard No. 16-Communications with Audit Committees; and

•	Received written disclosures and the letter from Baker Tilly US, LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly US, LLP communications with the Audit Committee and the Audit Committee further discussed with Baker Tilly US, LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Baker Tilly US, LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Members of the Genius Brands International, Inc. Audit Committee

P. Clark Hallren (Chair)
Anthony Thomopoulos
Lynne Segall

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Party Transactions

Commission regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of our Common Stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control. Described below are certain transactions or relationships between us and certain related persons.

Pursuant to his employment agreements dated December 7, 2020, Mr. Heyward is entitled to an Executive Producer fee of $12,500 per one-half hour episode for each episode he provides services as an executive producer. During the year ended December 31, 2021, Mr. Heyward was paid $543,750 in producer fees. As of October 18, 2022, Mr. Heyward has received $725,000 in producer fees. As of October 18, 2022, Mr. Heyward has received $725,000 in producer fees.

On July 21, 2020, the Company entered into a merchandising and licensing agreement with Andy Heyward Animation Art (“AHAA”), whose principal is Andy Heyward, the Company’s Chief Executive Officer. The Company entered into a customary merchandise license agreement with AHAA for the use of characters and logos related to Warren Buffett’s Secret Millionaires Club and Stan Lee’s Mighty 7 in connection with certain products to be sold by AHAA. The terms and conditions of such license are customary within the industry, and the Company earns an arm-length industry standard royalty on all sales made by AHAA utilizing the licensed content. During the year ended December 31, 2021, the Company earned $0 in royalties from this agreement.

On March 11, 2020, Mr. Heyward purchased $1,000,000 of the 2020 Convertible Notes with an original discount of $250,000.

On June 19, 2020, Mr. Heyward received 5,658,474 shares of common stock upon the cashless exercise of 6,119,048 warrants.

On June 23, 2020, Mr. Heyward received 5,952,381 shares of common stock upon conversion of $1,250,000 of 2020 Convertible Notes.

On June 27, 2022, the Company entered into a License and Distribution Agreement (the “Agreement”) with Your Family Entertainment AG (“YFE”) that includes multiple elements, including (i) broadcast rights and (ii) distribution rights. Stefan Piëch, a member of our Board of Directors since June 23, 2022, is the chief executive officer of YFE. The Company currently has a 48.0% economic ownership interest in YFE and Mr. Piech has a 28.2% economic ownership interest in YFE. Pursuant to the Agreement, the Company granted YFE the right to use certain of the Company’s programs to broadcast on YFE’s channels in certain territories and in exchange, the Company shall be entitled to receive a flat fee of EUR 1,000,000 upon delivery of the programs. In addition, YFE granted the Company the right to use certain of YFE’s programs to broadcast on the Company’s channels in certain territories and in exchange, YFE shall be entitled to receive a flat fee of EUR 1,000,000 upon YFE’s delivery of the programs. The rights between the parties were exchanged, invoices were generated, and marked as paid without cash actually being exchanged between the parties as it was agreed that the physical transfer of cash was unnecessary. Each party granted to the other distribution rights to those same titles. The distribution rights grant the Company the right to license the YFE titles to third parties within specific territories and YFE the right to license the Company’s titles to third parties worldwide. Each party will earn a commission of 30% from gross receipts of titles distributed and reimbursement of up to 5% of expenses incurred.

On July 19, 2022, the Company entered into a EUR 1,300,000 shareholder loan with YFE for production and general operating expenses. The loan bears interest at 5% per annum, payable quarterly, and matures on June 30, 2026. On September 29, 2022, the Company received an interest payment in the amount of EUR 11,051.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving all transactions both in which (i) we are a participant and (ii) any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our Board of Directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest. All the transactions described in this section occurred prior to the adoption of the Audit Committee’s charter.

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ELECTION OF DIRECTORS (PROPOSAL NO. 1)

(Notice Item 1)

On October 18, 2022, the Board of Directors nominated Andy Heyward, Joseph “Gray” Davis, Lynne Segall, P. Clark Hallren, Anthony Thomopoulos, Margaret Loesch, Dr. Cynthia Turner-Graham, Michael Hirsh and Stefan Piëch for election at the annual meeting. If elected, they will serve on our Board of Directors until the 2023 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Andy Heyward, Joseph “Gray” Davis, Lynne Segall, P. Clark Hallren, Anthony Thomopoulos, Margaret Loesch, Dr. Cynthia Turner-Graham, Michael Hirsh and Stefan Piëch. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Each director nominee must be elected by an affirmative vote of a plurality of shares cast at the annual meeting and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ANDY HEYWARD, JOSEPH “GRAY” DAVIS, LYNNE SEGALL, P. CLARK HALLREN, ANTHONY THOMOPOULOS, MARGARET LOESCH, DR. CYNTHIA TURNER-GRAHAM, MICHAEL HIRSH AND STEFAN PIËCH AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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ratification of selection of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed Baker Tilly US, LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. The Board proposes that the stockholders ratify this appointment. Baker Tilly US, LLP audited our financial statements for the fiscal year ended December 31, 2022. We expect that representatives of Baker Tilly US, LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Baker Tilly US, LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Baker Tilly US, LLP and concluded that Baker Tilly US, LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.

The following table sets forth fees billed to us by our independent registered public accounting firm for the years ended December 31, 2021 and 2020 for (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

	2021	2020
Audit Fees	$255,700	$123,000
Audit-Related Fees	9,650	38,000
Tax Fees	64,645	8,490
Other Fees	–	–
Total Fees	$329,995	$169,490

Our policy is to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services, as follows:

•	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

•	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•	Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

•	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

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Under our policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations. In addition, the Board of Directors may also pre-approve particular services on a case-by-case basis. Our Board of Directors approved all services that our independent registered public accounting firm provided to us in the past two fiscal years.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Baker Tilly, US LLP as our independent registered public accounting firm, the Audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF BAKER TILLY, US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy that applies to all of our officers, directors and employees. A copy of the Code of Conduct and Ethics may be obtained, free of charge, by submitting a written request to the Company or on our website at www.gnusbrands.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investors – Corporate Governance” section of our website at www.gnusbrands.com or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

OTHER MATTERS

Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2023 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than April 18, 2022. To be considered for presentation at the 2023 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no later than September 6, 2023. However, if the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, notice must be received no earlier than 120 days and no later than (i) 90 days prior to such annual meeting or (ii) ten calendar days following the date on which public disclosure of the date of the meeting is first made. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Proposals that are not received in a timely manner will not be voted on at the 2023 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Corporate Secretary at 190 N. Canon Drive, 4th Floor, Beverly Hills, California 90210.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2023 annual meeting, notice must be submitted no later than October 13, 2023 and include all of the information required by Rule 14a-19 under the Exchange Act. However, if the date of the 2023 annual meeting changes by more than 30 days from this year’s Annual Meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2023 annual meeting or the tenth (10th) calendar day following the day on which we first publicly announce the date of the 2023 annual meeting.

Beverly Hills, California

October 21, 2022

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Annual Meeting of Stockholders Proxy Card - Genius Brands International, Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

The Board of Directors recommends you vote "FOR" each of the director nominees, and "FOR" on Proposal 2

1. Election of Directors:

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01 Andy Heyward	02 Joseph "Gray" Davis	03 Lynne Segall
04 P. Clark Hallren	05 Anthony Thomopoulos	06 Margaret Loesch
07 Dr. Cynthia Turner-Graham	08 Michael Hirsh	09 Stefan Piëch

☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Date ____________________ **Signature** ______________________________ **Signature, if held jointly** ______________________________

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN * AC:ACCT999 90.00

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